Exhibit 99.1

LifePoint Hospitals Reports Fourth Quarter and Year-End 2013 Results

Fourth Quarter Revenue of $952.6 Million, Up 6.6% over Prior-Year Period

Company Issues 2014 Guidance

BRENTWOOD, Tenn.--(BUSINESS WIRE)--February 14, 2014--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2013.

For the fourth quarter ended December 31, 2013, revenues from continuing operations were $952.6 million, up 6.6% from $893.3 million for the same period a year ago. Adjusted EBITDA for the fourth quarter ended December 31, 2013, increased 10.1% to $148.5 million compared with $134.8 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the fourth quarter ended December 31, 2013, decreased 1.7% to $35.9 million, or $0.75 per diluted share, compared with $36.5 million, or $0.76 per diluted share, for the same period a year ago.

For the year ended December 31, 2013, revenues from continuing operations were $3,678.3 million, up 8.4% from $3,391.8 million for the same period a year ago. Adjusted EBITDA for 2013 decreased 1.6% to $537.0 million compared with $545.6 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for 2013 decreased 15.9% to $127.8 million, or $2.68 per diluted share, compared with $151.9 million, or $3.14 per diluted share, for the same period last year. Results for 2012 included the Medicare Rural Floor settlement, which increased revenues by $33.0 million and increased related costs by $6.0 million, for a net impact of $0.35 per diluted share.

In commenting on the results, William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals, said, “LifePoint delivered solid fourth quarter results and full year revenue, EBITDA and EPS in line with our guidance. Throughout 2013, we expanded our network through acquisitions, enhanced our high-quality service lines, and established initiatives to manage costs and standardize business processes. These initiatives position us well to benefit from the changing healthcare environment and the effects of reform.”

The Company also issued the following guidance for 2014:

Estimated Net Revenue	$4.0 - $4.1 billion
Estimated Adjusted EBITDA	$560 - $590 million
Estimated Diluted EPS	$2.38 - $2.78

The Company’s 2014 guidance includes a positive impact on Estimated Adjusted EBITDA of approximately 4% to 5% from coverage expansion under the Affordable Care Act.

In addition, the Company announced that its Board of Directors has authorized a new stock repurchase program that will allow for repurchases of up to $150.0 million of its common stock during the period commencing on April 1, 2014, through October 1, 2015. As of December 31, 2013, the Company had remaining authority under its existing share repurchase program to acquire up to an additional $164.7 million in shares prior to August 20, 2014.

Under the new stock repurchase program announced today, the Company may repurchase its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions and other considerations. The Company’s repurchases may be executed using open market purchases, privately negotiated transactions, accelerated share repurchase programs or other transactions. The Company intends to fund repurchases under the new stock repurchase program from cash on hand, available borrowings or proceeds from potential debt or other capital markets transactions.

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ fourth quarter and year-end 2013 conference call will be available on line at www.lifepointhospitals.com/news/press-releases today, Friday, February 14, 2014, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 60 hospital campuses in 20 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release, including LifePoint’s guidance for the year ended December 31, 2014, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors, whether due to a change in our revenue mix, service mix, reduction in commercial rates or otherwise; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (vii) the failure or closure of employers in our markets, especially those that are dependent on a small number of local employers; (viii) the growth of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals, and deterioration in the collectability of these accounts; (ix) changes in general economic conditions nationally and regionally in our markets; (x) whether our core strategies will result in anticipated operating results, including measureable quality and satisfaction improvements; (xi) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xii) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct costs associated with employing physicians and other healthcare professionals; (xiii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xiv) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xv) any interruption of or restriction in our access to licensed information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xvi) the highly competitive nature of the health care business; (xvii) adverse events in states where a large portion of our revenues are concentrated; (xviii) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, and any changes in accounting practices; (xix) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xx) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xxi) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; and (xxii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended December 31,				Year Ended December 31,
	2013		2012		2013		2012
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,159.9		$1,053.1		$4,428.7		$4,016.2
Provision for doubtful accounts	207.3		159.8		750.4		624.4
Revenues	952.6	100.0%	893.3	100.0%	3,678.3	100.0%	3,391.8	100.0%

Salaries and benefits	449.9	47.2	424.3	47.5	1,727.4	47.0	1,554.5	45.8
Supplies	147.7	15.5	141.9	15.9	577.1	15.7	524.6	15.5
Other operating expenses	233.9	24.6	209.6	23.4	900.9	24.4	799.1	23.5
Other income	(27.4)	(2.9)	(17.3)	(1.9)	(64.1)	(1.7)	(32.0)	(0.9)
Depreciation and amortization	59.1	6.2	53.4	6.0	228.2	6.2	193.1	5.7
Interest expense, net	26.5	2.8	24.3	2.7	97.0	2.6	100.0	3.0
Gain on settlement of pre-acquisition contingent obligation	–	–	–	–	(5.6)	(0.2)	–	–
Debt transaction costs	1.2	0.1	–	–	5.9	0.2	4.4	0.1
Impairment charges	–	–	0.9	0.1	–	–	4.0	0.1
	890.9	93.5	837.1	93.7	3,466.8	94.2	3,147.7	92.8

Income from continuing operations before income taxes	61.7	6.5	56.2	6.3	211.5	5.8	244.1	7.2
Provision for income taxes	23.8	2.5	18.7	2.1	79.3	2.2	88.5	2.6
Income from continuing operations	37.9	4.0	37.5	4.2	132.2	3.6	155.6	4.6
(Loss) income from discontinued operations, net of income taxes	(0.3)	–	(0.2)	–	0.4	–	–	–
Net income	37.6	4.0	37.3	4.2	132.6	3.6	155.6	4.6
Less: Net income attributable to noncontrolling interests	(2.0)	(0.3)	(1.0)	(0.1)	(4.4)	(0.1)	(3.7)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$35.6	3.7	$36.3	4.1	$128.2	3.5	$151.9	4.5

Earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:

Basic:
Continuing operations	$0.77		$0.78		$2.76		$3.22
Discontinued operations	–		(0.01)		0.01		–
Net income	$0.77		$0.77		$2.77		$3.22

Diluted:
Continuing operations	$0.75		$0.76		$2.68		$3.14
Discontinued operations	–		(0.01)		0.01		–
Net income	$0.75		$0.75		$2.69		$3.14

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$35.9		$36.5		$127.8		$151.9
(Loss) income from discontinued operations, net of income taxes	(0.3)		(0.2)		0.4		–
Net income	$35.6		$36.3		$128.2		$151.9

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Income from continuing operations	$37.9	$37.5	$132.2	$155.6
Less: Net income attributable to noncontrolling interests	(2.0)	(1.0)	(4.4)	(3.7)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	35.9	36.5	127.8	151.9
(Loss) income from discontinued operations, net of income taxes	(0.3)	(0.2)	0.4	–
Net income attributable to LifePoint Hospitals, Inc.	$35.6	$36.3	$128.2	$151.9

Weighted average shares outstanding - basic	46.3	46.8	46.3	47.2
Effect of dilutive securities: stock options and other stock-based awards	1.4	1.3	1.3	1.2
Weighted average shares outstanding - diluted	47.7	48.1	47.6	48.4

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.77	$0.78	$2.76	$3.22
Discontinued operations	–	(0.01)	0.01	–
Net income	$0.77	$0.77	$2.77	$3.22

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.75	$0.76	$2.68	$3.14
Discontinued operations	–	(0.01)	0.01	–
Net income	$0.75	$0.75	$2.69	$3.14

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Dec. 31, 2013	Dec. 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$637.9	$85.0
Accounts receivable, less allowances for doubtful accounts of $741.2 and $558.4 at December 31, 2013 and 2012, respectively
	595.7	518.8
Inventories	102.0	97.0
Prepaid expenses	38.0	31.8
Deferred tax assets	147.7	142.5
Other current assets	72.9	50.2
	1,594.2	925.3

Property and equipment:
Land	112.3	101.9
Buildings and improvements	2,019.6	1,815.2
Equipment	1,469.9	1,289.7
Construction in progress	58.7	81.0
	3,660.5	3,287.8
Accumulated depreciation	(1,463.3)	(1,256.9)
	2,197.2	2,030.9

Deferred loan costs, net	31.1	21.9
Intangible assets, net	72.6	84.5
Other	40.7	47.8
Goodwill	1,651.0	1,611.8
Total assets	$5,586.8	$4,722.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$135.9	$117.4
Accrued salaries	139.6	128.2
Other current liabilities	197.2	186.0
Current maturities of long-term debt	583.0	13.3
	1,055.7	444.9

Long-term debt	1,793.8	1,696.5
Deferred income tax liabilities	233.1	249.2
Long-term portion of reserves for self-insurance claims	139.8	133.0
Other long-term liabilities	55.4	79.2
Long-term income tax liability	16.6	16.9
Total liabilities	3,294.4	2,619.7

Redeemable noncontrolling interests	59.8	29.4

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.6
Capital in excess of par value	1,470.7	1,403.5
Accumulated other comprehensive income	3.4	0.2
Retained earnings	1,347.0	1,218.8
Common stock in treasury, at cost	(611.7)	(572.6)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,210.1	2,050.5
Noncontrolling interests	22.5	22.6
Total equity	2,232.6	2,073.1
Total liabilities and equity	$5,586.8	$4,722.2

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$37.6	$37.3	$132.6	$155.6
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	0.3	0.2	(0.4)	–
Stock-based compensation	6.3	7.1	25.4	27.4
Depreciation and amortization	59.1	53.4	228.2	193.1
Amortization of physician minimum revenue guarantees	4.1	4.9	17.2	19.6
Amortization of debt discounts and deferred loan costs	7.0	8.0	26.9	31.4
Gain on settlement of pre-acquisition contingent obligation	–	–	(5.6)	–
Debt transaction costs	1.2	–	5.9	4.4
Impairment charges	–	0.9	–	4.0
Deferred income taxes (benefit)	33.2	23.8	(20.4)	(24.2)
Reserve for self-insurance claims, net of payments	(4.2)	2.6	3.3	1.6
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:

Accounts receivable	(0.8)	(0.9)	(27.0)	(43.3)
Inventories and other current assets	(12.8)	(7.5)	(17.1)	(9.7)
Accounts payable and accrued expenses	3.1	(2.7)	(16.3)	19.5
Income taxes payable/receivable	(32.4)	(7.4)	1.8	2.3
Other	(1.0)	0.9	(0.4)	1.2
Net cash provided by operating activities - continuing operations	100.7	120.6	354.1	382.9
Net cash used in operating activities - discontinued operations	(0.1)	–	(0.1)	(0.7)
Net cash provided by operating activities	100.6	120.6	354.0	382.2

Cash flows from investing activities:
Purchases of property and equipment	(76.7)	(64.0)	(185.2)	(221.4)
Acquisitions, net of cash acquired	(169.7)	(17.3)	(188.1)	(199.7)
Other	1.3	(0.6)	1.0	(1.0)
Net cash used in investing activities	(245.1)	(81.9)	(372.3)	(422.1)

Cash flows from financing activities:
Proceeds from borrowings	730.0	65.0	1,053.0	555.0
Payments of borrowings	(132.8)	(25.6)	(453.7)	(469.3)
Repurchases of common stock	(0.6)	(89.3)	(39.1)	(95.5)
Payment of debt financing costs	(11.7)	(0.4)	(20.0)	(10.0)
Proceeds from exercise of stock options	4.8	0.4	39.2	21.8
Other	(2.1)	(1.7)	(8.2)	(3.3)
Net cash provided by (used in) financing activities	587.6	(51.6)	571.2	(1.3)

Change in cash and cash equivalents	443.1	(12.9)	552.9	(41.2)
Cash and cash equivalents at beginning of period	194.8	97.9	85.0	126.2
Cash and cash equivalents at end of period	$637.9	$85.0	$637.9	$85.0

Supplemental disclosure of cash flow information:
Interest payments	$27.9	$26.2	$68.6	$70.0
Capitalized interest	$0.3	$0.4	$1.4	$2.3
Income tax payments, net	$22.8	$2.2	$98.2	$110.5

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Continuing Operations: (1)
Number of hospitals	60	56	7.1%	60	56	7.1%
Admissions	49,112	51,488	(4.6)	199,252	199,814	(0.3)
Equivalent admissions (2)	117,864	117,414	0.4	468,441	452,779	3.5
Medicare case mix index	1.38	1.35	2.2	1.37	1.31	4.6
Average length of stay (days)	4.6	4.5	2.2	4.6	4.4	4.5
Inpatient surgeries	13,133	13,688	(4.1)	53,306	53,696	(0.7)
Outpatient surgeries	47,901	43,844	9.3	183,311	171,246	7.0
Emergency room visits	294,697	298,119	(1.1)	1,171,537	1,149,301	1.9
Outpatient factor (2)	2.40	2.28	5.0	2.35	2.27	3.8

Same-hospital: (3)
Number of hospitals	53	53	–%	53	53	–%
Admissions	44,312	47,957	(7.6)	183,248	193,481	(5.3)
Equivalent admissions (2)	104,061	108,336	(3.9)	424,586	436,493	(2.7)
Medicare case mix index	1.36	1.32	3.0	1.35	1.30	3.8
Average length of stay (days)	4.3	4.3	–	4.4	4.3	2.3
Inpatient surgeries	11,550	12,345	(6.4)	47,756	51,486	(7.2)
Outpatient surgeries	41,963	40,246	4.3	164,522	165,261	(0.4)
Emergency room visits	269,947	282,307	(4.4)	1,092,432	1,115,792	(2.1)
Outpatient factor (2)	2.35	2.26	4.2	2.32	2.26	2.7

(1) Continuing operations information includes the results of our hospital support center, our same-hospital operations and the results of recent acquisitions completed in 2013 and 2012.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes the results of our hospital support center and the same 53 hospital campuses operated during the years ended December 31, 2013 and 2012. Same-hospital information excludes the results of our recent acquisitions completed in 2013 and 2012.

LIFEPOINT HOSPITALS, INC. UNAUDITED SUPPLEMENTAL INFORMATION Dollars in millions, except Diluted EPS amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; gain on settlement of pre-acquisition contingent obligation; debt transaction costs; impairment charges; provision for income taxes; loss (income) from discontinued operations, net of income taxes; and net income attributable to noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31,				Year Ended December 31,
	2013		2012		2013		2012
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,159.9		$1,053.1		$4,428.7		$4,016.2
Provision for doubtful accounts	207.3		159.8		750.4		624.4
Revenues	952.6	100.0%	893.3	100.0%	3,678.3	100.0%	3,391.8	100.0%

Salaries and benefits	449.9	47.2	424.3	47.5	1,727.4	47.0	1,554.5	45.8
Supplies	147.7	15.5	141.9	15.9	577.1	15.7	524.6	15.5
Other operating expenses	233.9	24.6	209.6	23.4	900.9	24.4	799.1	23.5
Other income	(27.4)	(2.9)	(17.3)	(1.9)	(64.1)	(1.7)	(32.0)	(0.9)
	804.1	84.4	758.5	84.9	3,141.3	85.4	2,846.2	83.9
Adjusted EBITDA	$148.5	15.6%	$134.8	15.1%	$537.0	14.6%	$545.6	16.1%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

					Three Months Ended December 31,		Year Ended December 31,
					2013	2012	2013	2012
Adjusted EBITDA					$148.5	$134.8	$537.0	$545.6
Less: Depreciation and amortization					59.1	53.4	228.2	193.1
Interest expense, net					26.5	24.3	97.0	100.0
Gain on settlement of pre-acquisition contingent obligation					–	–	(5.6)	–
Debt transaction costs					1.2	–	5.9	4.4
Impairment charges					–	0.9	–	4.0
Provision for income taxes					23.8	18.7	79.3	88.5
Loss (income) from discontinued operations, net of income taxes					0.3	0.2	(0.4)	–
Net income attributable to noncontrolling interests					2.0	1.0	4.4	3.7
Net income attributable to LifePoint Hospitals, Inc.					$35.6	$36.3	$128.2	$151.9

LIFEPOINT HOSPITALS, INC. UNAUDITED SUPPLEMENTAL INFORMATION (Continued) Dollars in millions, except Diluted EPS amounts

The following table reconciles Estimated Adjusted EBITDA as presented for the Company’s 2014 guidance:

	Low End	High End
Adjusted EBITDA	$560.0	$590.0
Less: Depreciation and amortization	257.6	257.6
Interest expense, net	115.5	115.5
Provision for income taxes	69.0	80.6
Net income attributable to noncontrolling interests	7.6	7.6
Net income from continuing operations attributable to LifePoint Hospitals, Inc.	$110.3	$128.7

CONTACT:
LifePoint Hospitals, Inc.
Leif Murphy, 615-920-7664
Executive Vice President and
Chief Financial Officer